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                                AMENDMENT TO THE
                               TRUST INSTRUMENT OF
                               INTRUST FUNDS TRUST


                             DATED FEBRUARY 10, 2000



THE Trust Instrument is amended as follows:


ARTICLE I, SECTION 101 of the Trust Instrument shall be replaced with the following:

         The name of the trust created hereby is "American Independence Funds".


         The undersigned hereby certify that the above stated amendment is a true and correct Amendment to the Trust Instrument, as adopted by the Board of Trustees on February 10, 2000.


                                                ------------------------------
                                                John J. Pileggi


                                                ------------------------------
                                                George Mileusnic


                                                ------------------------------
                                                Thomas K. Kice


                                                ------------------------------
                                                Terry L. Carter


                                                ------------------------------
                                                G.L. Best